Exhibit 10.1
LAMAR ADVERTISING COMPANY
Restricted Stock Agreement
(Non-Employee Directors)

Participant Name:

Lamar Advertising Company, a Delaware corporation (the “Company”), hereby grants to the Participant named above (“you”) for services as a non-employee director of the Company the number of shares (together with any additional shares of Stock issued on account of such shares by reason of stock dividends, stock splits or recapitalizations, whether by merger, consolidation, combination, exchange of shares or otherwise, the “Restricted Stock”) of Class A Common Stock, par value $0.001 per share (the “Stock”) of the Company set forth below on the terms of this Notice of Grant of Restricted Stock and Agreement (this “Agreement”), subject to the provisions of the Lamar Advertising Company 1996 Equity Incentive Plan, as amended from time to time (the “Plan”).

Date of grant (the “Grant Date”):

Number of shares:

The Restricted Stock will vest and become transferable on the following schedule:
___shares on the Grant Date
___additional shares on the last day of the one-year term of the non-employee director in 20___(the business day prior to the Company’s 20___ Annual Meeting).
By your signature below, you agree with the Company to the terms of this Agreement.

Participant	Date
********************
Alternative (for electronic award administration):
Participant’s Acceptance:
☐ I agree with the Company to the terms of this Agreement, and I intend my checking of the box next to this statement to have the same force in all respects as my handwritten signature.

Terms of Restricted Stock
     1. Plan Incorporated by Reference. The provisions of the Plan are incorporated into and made a part of this Agreement by this reference. Capitalized terms used and not otherwise defined in this Agreement have the meanings given to them in the Plan. The Compensation Committee of the Company’s Board of Director’s (the “Committee”) administers the Plan, and its determinations regarding the interpretation and operation of the Plan and this Agreement are final and binding. The Board may in its sole discretion at any time terminate or from time to time modify and amend the Plan as provided therein. You may obtain a copy of the Plan without charge upon request to the Company’s General Counsel.
     2. Restrictions. Except as provided in this Agreement, the Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered until the lapse of such restrictions as provided in Section 4.
     3. Rights as Stockholder. During the period that the restrictions under Section 2 remain in effect and unless and until such shares are forfeited before vesting, you shall be the record owner of the shares of Restricted Stock and shall be entitled to all rights of ownership with respect to such shares, including without limitation the right to vote the shares and to receive any dividends thereon, subject to such restrictions.
     4. Vesting. The Restricted Stock will vest, and the restrictions of Section 2 will lapse, while you are a director of the Company, for the respective numbers of shares and at the times stated in the vesting schedule on the first page of this Agreement, subject to the other terms hereof. You shall not earn any rights to the Restricted Stock except in conformity with such schedule and until all other conditions that are required to be met in order for shares to vest have been satisfied.
     5. Issuance of Stock. Each certificate issued for shares of Restricted Stock shall be registered in your name and deposited by you, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) contained in the Lamar Advertising Company 1996 Equity Incentive Plan and an Agreement between the registered owner and Lamar Advertising Company.”
Upon the termination of the restrictions of Section 2 as to any shares of Restricted Stock, the Company shall, subject to Sections 7 and 9, issue to you or your legal representative certificates without a legend for the shares of Restricted Stock as to which such restrictions have terminated.
     6. Forfeiture of Restricted Stock. Upon your resignation or removal as a director of the Company for any reason the shares of Restricted Stock that are unvested as of the termination date will be canceled for no value and converted to treasury stock of the Company.
     7. Withholding Taxes. You are responsible for any income or other tax liability attributable to the Restricted Stock. It is a condition to the issuance of share certificates to you upon vesting of the Restricted Stock that you shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld with respect to the vesting of the Restricted Stock no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind for your benefit. In the Committee’s discretion, the minimum tax obligations required by law to be withheld with respect to the vesting of the Restricted Stock may be paid in whole or in part in shares of Stock, including shares withheld from issuance upon vesting of the Restricted Stock, valued at their Fair Market Value on the date of withholding or delivery.
     8. Compliance with Law; Lock-Up Agreement. The Company shall not be obligated to issue certificates for any shares of Restricted Stock unless the Company is satisfied that all requirements of law or any applicable stock exchange in connection therewith (including without limitation the effective registration or exemption of the issuance of such shares or other securities under the Securities Act of 1933, as amended, and applicable state securities laws) have been or will be complied with, and the Committee may impose any restrictions on your rights as it shall deem necessary or advisable to comply with any such requirements. You further agree hereby that, as a condition to the issuance of share certificates upon vesting of the Restricted Stock, you will enter into and perform any underwriter’s lock-up agreement requested by the Company from time to time in connection with public offerings of the Company’s securities.
     9. Notice of Election Under Section 83(b). If you make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, you must provide a copy of your election to the Company within thirty days of filing it with the Internal Revenue Service.
     10. Corporate Events. The terms of the Restricted Stock may be changed without your consent as provided in the Plan upon a change in control of, or certain other corporate events affecting, the Company. Without limiting the foregoing, the number and kind of shares of Restricted Stock may be changed, the vesting schedule may be accelerated, and the Company’s rights with respect to the Restricted Stock may be assumed by another issuer.
     11. Amendment and Termination of this Agreement. This Agreement may be amended or terminated by the Company with or without your consent, as permitted by the Plan.

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